                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: October 11, 2005



                      CITIGROUP GLOBAL MARKETS INC.



                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title: Assistant Secretary



                      CITIGROUP FINANCIAL PRODUCTS INC.



                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title: Assistant Secretary



                      SMITH BARNEY FUND MANAGEMENT LLC



                      By: /s/ Thomas C. Mandia
                         --------------------------------------------
                         Name:  Thomas C. Mandia
                         Title: Secretary



                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.



                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title: Assistant Secretary


                      CITIGROUP INC.



                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title: Assistant Secretary